Exhibit 10.2

Execution Form

CONSENT AND FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

          This Consent and First Amendment to Amended and Restated Credit Agreement (this “Consent and Amendment”) dated as of December 29, 2004 (the “Effective Date”), is by and among PENN VIRGINIA CORPORATION, a Virginia corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (the “Administrative Agent”).

R E C I T A L S:

          WHEREAS, the Borrower, each Lender then a party, the Administrative Agent, the other agents party thereto, and the LC Issuer have heretofore entered into that certain Amended and Restated Credit Agreement dated as of December 4, 2003 (as amended, supplemented or modified from time to time prior to the Effective Date the “Credit Agreement”), pursuant to which the Lenders have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

          WHEREAS, pursuant to Section 6.1.1(xi) of the Credit Agreement, the Borrower has notified the Administrative Agent and the Lenders that PVA Oil & Gas proposes to enter into a series of related transactions pursuant to which (i) PVA Oil & Gas will form two new, wholly-owned Delaware limited liability companies as direct Restricted Subsidiaries of PVA Oil & Gas to be called Penn Virginia Oil & Gas GP LLC (“PVA Texas GP”) and Penn Virginia Oil & Gas LP LLC (“PVA Texas LP”), respectively, (ii) PVA Oil & Gas will contribute all of its equity interests in PVA Texas to PVA Texas GP and PVA Texas LP, provided that PVA Texas GP and PVA Texas LP shall hold, after giving effect to such contributions, 100% of the shares of PVA Texas’s issued and outstanding common stock in the aggregate), and (iii) PVA Texas shall be converted from a Texas corporation into a Texas limited partnership in accordance with, and pursuant to, the provisions of Article 5.19 of the Texas Business Corporation Act (collectively, the “PVA Texas Reorganization”); and

          WHEREAS, for purposes of this Consent and Amendment, the date of the consummation of the PVA Texas Reorganization shall be the effective date of the conversion of PVA Texas into a limited partnership in accordance with Texas law (the “Reorganization Date”); and

          WHEREAS, the Borrower has requested that the Lenders evidence their consent to the PVA Texas Reorganization, make certain modifications to the Credit Agreement to reflect the PVA Texas Reorganization, and permit the Administrative Agent to enter into certain amendments to other Loan Documents more particularly set forth below in order to permit PVA Oil & Gas to effectuate the PVA Texas Reorganization; and

          WHEREAS, subject to the terms and conditions of this Consent and Amendment, each of the Lenders party hereto and the Administrative Agent have agreed to enter into this Consent and Amendment in order to permit the PVA Texas Reorganization and to effectuate such amendments and modifications to the Credit Agreement and the other Loan Documents;

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.          Definitions.  Capitalized terms used in this Consent and Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

          Section 2.          Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of “PVA Texas” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to provide:

“PVA Texas” means, at any time prior to the conversion of PVA Texas into a limited partnership, Penn Virginia Oil & Gas Corporation, a Texas corporation, and from and after the conversion of PVA Texas into a limited partnership, Penn Virginia Oil & Gas, L.P., a Texas limited partnership.

          (b)          The Credit Agreement is hereby further amended by deleting the existing Schedule 5.14 to the Credit Agreement and inserting in its place as the new Schedule 5.14 to the Credit Agreement the text contained in Attachment 1 attached to this Consent and Amendment.

          Section 3.          Conditions Precedent.  The effectiveness of this Consent and Amendment is subject to the satisfaction of the following conditions precedent:

          (a)          Executed Consent and Amendment.  The Administrative Agent shall have received a counterpart of this Consent and Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders.

          (b)          Other Conditions.  The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Consent and Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Consent and Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Unmatured Default exists under the Credit Agreement or any of the other Loan Documents.

          Section 4.          Condition Subsequent.  The Borrower covenants and agrees that not later than thirty (30) days immediately following the Reorganization Date, the Borrower shall, or shall cause each of PVA Oil & Gas, PVA Texas GP, PVA Texas LP, or PVA Texas, to satisfy each of the following conditions, as applicable:

          (a)          each of PVA Oil & Gas, PVA Texas GP and PVA Texas LP shall execute and deliver to the Administrative Agent on behalf of the Lenders, a Pledge Agreement, or an amendment or supplement to an existing Pledge Agreement, if appropriate, pursuant to which all of the equity interests outstanding after giving effect to the PVA Texas Reorganization in PVA Texas GP, PVA Texas LP and PVA Texas shall be pledged to the Administrative Agent on behalf of the Lenders (and shall take all such other steps as shall be reasonably necessary to perfect any Liens created thereunder);

(b) each of PVA Texas GP and PVA Texas LP shall execute and deliver to the Administrative Agent on behalf of the Lenders a Guaranty and a Subordination Agreement;

          (c)          PVA Texas, after giving effect to the PVA Texas Reorganization, shall execute and deliver a ratification, acceptance and acknowledgment of the Guaranty and Subordination Agreement delivered by PVA Texas pursuant to Section 4.1(i)(c) and Section 4.1(v), respectively, of the Credit Agreement;

          (d)          each of PVA Texas GP, PVA Texas LP and PVA Texas shall execute and deliver or cause to be delivered to the Administrative Agent on behalf of the Lenders and the LC Issuer all agreements, documents, instruments and other writings described in Section 4.1(iii) and (vii) with respect to PVA Texas GP, PVA Texas LP and PVA Texas; and

          (e)          Borrower shall deliver or cause to be delivered to the Administrative Agent on behalf of the Lenders and the LC Issuer opinions similar to those required by Section 4.1(iv) and 6.1.14 with respect to PVA Texas GP, PVA Texas LP and PVA Texas and the documents and agreements described in the preceding clauses (a) through (d) of this Section 4 (including the amendment to the Pledge Agreement previously delivered by PVA Oil & Gas under the Credit Agreement).

          Section 5.          Consent to Amendment of Loan Documents.  Each Lender that is a party hereto expressly authorizes and consents to the execution and delivery by the Administrative Agent of any and all additional Loan Documents or amendments to existing Loan Documents specified in the foregoing Section 4 of this Consent and Amendment or that may be reasonably necessary in furtherance of the purposes of implementing the PVA Texas Reorganization.  To the extent required by the Credit Agreement, the Lenders party hereto acknowledge that this consent shall satisfy Section 6.2.11(vi) and Section 8.2 of the Credit Agreement.

          Section 6.          Ratification of Credit Agreement.  Except as expressly amended, modified or waived by this Consent and Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

          Section 7.          Expenses.  The Borrower agrees to pay on demand all expenses set forth in Section 9.6 of the Credit Agreement.

          Section 8.          Miscellaneous.  (a) On and after the effectiveness of this Consent and Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Consent and Amendment; (b) the execution, delivery and effectiveness of this Consent and Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Consent and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.

          Section 9.          Severability.  Any provisions of this Consent and Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent and Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

          Section 10.          Applicable Law; Entire Agreement.  THIS CONSENT AND AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          Section 11.          Successors and Assigns.  This Consent and Amendment is binding upon and shall inure to the benefit of the Agents, the LC Issuer, the Lenders and the Borrower and their respective successors and assigns.

          Section 12.          Counterparts.  This Consent and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Consent and Amendment by signing any such counterpart.

          Section 13.          Headings.  The headings, captions, and arrangements used in this Consent and Amendment are for convenience only and shall not affect the interpretation of this Consent and Amendment.

          Section 14.          NO ORAL AGREEMENTS.  THIS CONSENT AND AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER:

PENN VIRGINIA CORPORATION

By:	/s/ Frank A. Pici

Name:	Frank A. Pici
Title:	Executive Vice President and
Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Administrative Agent and as a Lender

By:	/s/ Tom K. Martin

Name:	Tom K. Martin
Title:	Associate Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Russell Clingman

Name:	Russell Clingman
Title:	Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason York

Name:	Jason York
Title:	Authorized Signatory

S - 1

BNP PARIBAS, as a Lender

By:	/s/ Betsy Jocher

Name:	Betsy Jocher
Title:	Vice President

and

By:	/s/ Russell R. Otts

Name:	Russell R. Otts
Title:	Vice President

FLEET NATIONAL BANK, as a Lender

By:	/s/ Allison I. R. Goodwin

Name:	Allison I. R. Goodwin
Title:	Director

COMERICA BANK,
as a Lender

By:	/s/ Charles E. Hall

Name:	Charles E. Hall
Title:	Sr. Vice President

UFJ BANK LIMITED,
as a Lender

By:	/s/ L. J. Perenyi

Name:	L. J. Perenyi
Title:	Vice President

S - 2

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ David Montgomery

Name:	David Montgomery
Title:	Senior Vice President

and

By:	/s/ Darrell Holley

Name:	Darrell Holley
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:	/s/ Wan Leung

Name:	Wan Leung
Title:	Senior Vice President

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Dustin S. Hansen

Name:	Dustin S. Hansen
Title:	Assistant Vice President

S - 3